Exhibit 10.23

LOAN AGREEMENT

This Loan Agreement (the “Loan Agreement”) is made by and between Frederick G. Perkins, III, Declaration of Trust dated 1995 amended in 2007 (“Lender”),  Caroline Trefry Perkins Declaration of Trust dated 1995 amended in 2007 (“Lender's Affiliate”), Artisanal Cheese, LLC, a New York limited liability company (“Borrower”), and American Home Food Products, Inc., a New York corporation (“AHFP”), and Daniel W. Dowe, an individual (“Dowe”).

RECITALS

WHEREAS Borrower entered into two Promissory Notes with Terrence Brennan and Marvin Numeroff ("Sellers") dated August 14, 2007 ("Sellers' Notes") each attached hereto as Exhibit A, pursuant to which Sellers' provided certain financing to Borrower.  Pursuant to the Sellers' Notes, Sellers have been granted a security interest in all assets of Borrower, including, but not limited to, Borrower's accounts receivable, equipment and inventory and intellectual property, which security interest was perfected by the filing of that certain UCC Financing Statement, with Sellers as the secured parties and Borrower as debtor filed with the New York Secretary of State, File No. 200708150659604 ("Sellers' Financing Statement").  In a related Security Agreement between Borrower and Sellers also dated August 14, 2007 ("Seller's Security Agreement"), Sellers agreed to subordinate to any subsequent asset-based lender their security interests in the assets, specifically excluding certain intellectual property;

WHEREAS, Borrower entered into a Factoring Agreement with Summit Financial Resources ("Summit") dated February 19, 2009, and an Addendum to Factoring Agreement (Inventory Financing) dated February 19, 2009 (collectively, the “Summit Agreements"), each attached hereto as Exhibit B, pursuant to which Summit provided certain accounts receivable and inventory financing to Borrower (the “Summit Financing”).  Pursuant to the Summit Agreements, Summit has been granted a security interest in certain assets of Borrower, including, but not limited to, Borrower’s accounts receivable, equipment, and inventory, which security interest was perfected by the filing of that certain UCC Financing Statement, with Summit as secured party and Borrower as debtor, filed with the New York Secretary of State, File No. 200812196349753 (the “Summit Financing Statement”).  Through two Subordination Agreements also dated February 19, 2009, Sellers subordinated to Summit all their interests, excepting certain intellectual property ("Seller's Subordination Agreements");

WHEREAS, Borrower entered into Term Loan Agreements and related Security Agreements with various persons (the "Term Loan Holders") dated on or about July 9, 2009 ("Term Loan Agreements"), a sample attached hereto as Exhibit C, pursuant to which the Term Loan Holders were granted a security interest in all assets of Borrower subject to the Sellers' Financing Statement and the Summit Financing Statement.  The aggregate amount of all Term Loan Agreements is One Million Three Hundred Fourteen Dollars ($1,314,000.00)  Lender participated in the Term Loan Agreement in the total amount of Two Hundred Ninety Thousand Dollars ($290,000.00);

WHEREAS, in August 2007, each of Lender and Lender's Affiliate purchased Two Hundred and Fifty Thousand  (250,000) shares of the Series A Convertible Redeemable Preferred Stock of AHFP (the "Preferred Stock") for a total amount of Five Hundred Thousand Dollars ($500,000.00) ;

WHEREAS, Lender has agreed to loan to Borrower the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) provided that (i) Lender obtains a first security position on all of Borrower's assets subject only to the security interest of Sellers in certain intellectual property of Borrower, (ii) Borrower repurchases from Lender and Lender's Affiliate the Preferred Stock of AHFP held by each, (iii) Borrower repays to Lender the amounts Lender had advanced to Borrower under the term loan agreements, (iv) AHFP issues to Lender that number of shares of AHFP's common stock which is equal to twenty percent (20%) of the issued and outstanding $.001 par value common stock of AHFP on a fully-diluted basis, and (v) Borrower, AHFP and Dowe each agree to extend the term of Dowe's existing employment agreement for three (3) years from the date hereof.

NOW, WHEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender, Borrower, AHFP and Dowe agree as follows:

1.            Loan Agreement.  Lender hereby agrees to loan to Borrower the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Loan Amount") pursuant to the terms, conditions and representations set forth herein and subject to the terms of a Promissory Note of even date herewith executed by Borrower in favor of Lender in substantially the form attached hereto as Exhibit D.

The note shall be in the Loan Amount, payable in three years and shall bear interest at the rate of eight percent (8%) per annum with interest payments to be made quarterly.  Except as otherwise provided above, the Note shall be secured by a first priority security interest in all assets of Borrower pursuant to a Security Agreement dated as of the date hereof by and between Borrower, AHFP and Lender (the “Security Agreement”) in substantially the form attached hereto as Exhibit E.

Borrower hereby agrees that it shall file on Lender's behalf a UCC-1 Financing Statement prepared by Borrower in favor of Lender and take such other action necessary to perfect Lender's security interest to and in all of Borrower's assets,  including, but not limited to, Borrower's accounts receivable, equipment and inventory and intellectual property, subject only to the Sellers' security interest in certain intellectual property.

2.            Assignment and Assumption of Financing Agreement.  Upon execution and delivery of an Assignment and Assumption Agreement by and among Summit, Borrower, AHFP, Dowe and Lender (the "Summit Assignment"),  and upon receipt by Summit of the Purchase Price as that term is defined in the Summit Assignment and subject to the terms and conditions provided therein, Summit agrees to assign, transfer, and convey to Lender and Lender agrees to assume from Summit all of Summit’s rights, titles, claims, interests, and obligations with respect to the Summit Agreements, including Sellers' Subordination Agreements, UCC and any and all guarantees of Dowe and AHFP (the "Guarantees") thereunder.

Lender hereby agrees that he shall instruct Summit to send directly to Borrower all payments received by Summit subsequent to the assignment and Lender consents to Borrower's notification to each of its customers that all future payments on Borrower's account receivable be made directly to Borrower.

Borrower hereby agrees that it shall file on Lender's behalf the UCC-3 Financing Statement Amendment prepared by Summit and to take such other action necessary to perfect Lender's security interest to and in all of Borrower's assets,  including, but not limited to, Borrower's accounts receivable, equipment and inventory and intellectual property, subject only to the Sellers' security interest in certain intellectual property.

3.            Repurchase of  Preferred Stock.  Lender shall tender and Borrower shall repurchase from Lender Two Hundred Fifty Thousand (250,000) shares of Preferred Stock originally purchased by Lender in August 2007 by wiring to Lender the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).  Lender's Affiliate shall tender and Borrower shall repurchase from Lender's Affiliate Two Hundred Fifty Thousand (250,000) shares of Preferred Stock originally purchased by Lender in August 2007 by wiring to Lender's Affiliate the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).  Lender and Lender's Affiliate shall each retain those preferred share dividends which had been issued to date in connection with the returned preferred shares.

4.             Repayment of  Term Loan.  Borrower shall repay to Lender all amounts advanced by Lender to Borrower under those Term Loan Agreements dated as of August 6, 2009, in the respective amounts of One Hundred Thousand Dollars ($100,000.00), One Hundred Fifty Thousand Dollars ($150,000.00) and Forty Thousand Dollars ($40,000.00), together with any and all interest owed to Lender by Borrower through the period ended February 28, 2010.

5.             Issuance of Common Stock.  AHFP shall cause to be issued to Lender one (1) share certificate representing Nine Million Two Hundred Seventy-Five Thousand (9,275,000) shares of $.001 par value common stock of AHFP representing twenty percent (20%) of the issued and outstanding common stock of AHFP on a fully-diluted basis; and

6.             Executive Employment Agreement. AHFP and Dowe shall amend and restate Dowe's original employment agreement dated on or about August 15, 2007, to among other things, (i) include Borrower as a party thereto, (ii) retain Dowe's services as Chairman, Chief Executive Officer and President of each of AHFP and Borrower, (iii) extend the original term of the existing agreement to three (3) years from the date hereof, and (iv) delete the existing stock option provision and provide for the issuance to Dowe of six million three hundred seventy-five thousand (6,375,000) shares of common stock of AHFP, legally issued, fully paid, and non-assessable.  Such stock shall be fully vested and shall have all voting rights .

7.             Other Stock Compensation.  AHFP shall cause to be authorized the issuance of up to One Hundred Thousand (100,000) shares of its common stock as incentive compensation to Borrower's employees (excluding Dowe) at the discretion of management and a total of Three Hundred Thousand Fifty Thousand (350,000) shares of its common stock to be divided equally among AHFP's board of directors (excluding Dowe).

8.             Deliveries.  Upon execution hereof, the following deliveries shall be made or documents released from escrow hereunder:

a.	Wire transfer from Lender to Borrower in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) representing the Loan Amount in accordance Borrower's wire instructions to Lender;

b.	Promissory Note from Borrower in favor of Lender;

c.	Security Agreement from Borrower in favor of Lender;

d.	UCC-1 Financing Statement prepared by Borrower in favor of Lender;

e.	Assignment of Summit Agreements including:
i.	Assignment and Assumption Agreement by and among Summit, Borrower, AHFP, Dowe and Lender (the "Summit Assignment");
ii.
Wire transfer from Borrower to Summit in the amount of Two Hundred Twenty Thousand and Eighty Dollars ($220,080.00) representing the Purchase Price as that term is defined in the Summit Assignment; and

iii.	Release to Lender of (i) the original executed Summit Agreements and the Guarantees, and (ii) a UCC-3 Financing Statement Amendment, assigning the Financing Statement to Lender.

f.	Repurchase of Lender's Preferred Stock including:
i.
Wire transfer(s) from Borrower to Lender in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) representing the repurchase from Lender of Two Hundred Fifty Thousand (250,000) shares of the Preferred Stock;

ii.
Wire transfer(s) from Borrower to Lender's Affiliate in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) representing the repurchase from Lender of Two Hundred Fifty Thousand (250,000) shares of the Preferred Stock;

iii.
Return of original Stock Subscription and Investment Representation Agreement executed by Lender with respect to the Two Hundred Fifty Thousand Shares of Series A Redeemable Convertible Preferred Stock of AHFP purchased by Lender in August 2007;

iv.
Return of original Stock Subscription and Investment Representation Agreement executed by Lender's Affiliate  with respect to the Two Hundred Fifty Thousand Shares of Series A Redeemable Convertible Preferred Stock of AHFP purchased by Lender's Affiliate in August 2007; and

v.	Return of original preferred shares certificate issued to Lender representing two hundred fifty thousand (250,000) shares of the Preferred Stock.
vi.	Return of original preferred shares certificate issued to Lender's Affiliate representing two hundred fifty thousand (250,000) shares of the Preferred Stock.

g.	Repayment of Lender's term loan advances:
i.	Wire transfer(s) from Borrower to Lender in the total amount of Two Hundred Ninety Thousand Dollars ($290,000.00); and
ii.
Return of original executed Term Loan Agreements in the respective amounts of One Hundred Thousand Dollars ($100,000.00), One Hundred Fifty Thousand Dollars ($150,000.00) and Forty Thousand Dollars ($40,000.00) and related Term Loan Security Agreement and copy of related Promissory Note in the aggregate amount of $1,650,000.

h.	AHFP Common Share Certificate in favor of Lender representing Nine Million Two Hundred Seventy-Five Thousand (9,275,000) shares of $.001 par value common stock of AHFP;

i.	Amended and Restated Employment Agreement of Daniel W. Dowe by and among Borrower, AHFP and Dowe of even date herewith.

9.             Representations and Warranties of Lender.  As of the date hereof, Lender represents and warrants that:

a.
Inspection.  Lender has received all information it considers necessary or appropriate for deciding whether to enter the Agreements contemplated by this Loan Agreement.  Lender has been provided full and complete access to such documents, instruments and agreements pertaining to this Loan Agreement and has inspected and reviewed all of the above-referenced Agreements, together with such other documents, instruments, reports, certificates, and other materials as Lender has deemed necessary or appropriate in connection with this transaction, including without limitation, all agreements and documents referenced herein whether or not Lender is a party thereto.

b.
Knowledgeable Investor.  Lender considers itself a sophisticated investor, having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Loan Agreement.

c.	Securities Laws Compliance.

i.
Lender has been represented by such legal and tax counsel and others, each of whom has been personally selected by Lender, as Lender has found necessary to consult concerning transactions contemplated hereby, and such representation has included an examination of applicable documents, and an analysis of all tax, financial, and securities law aspects.  Lender, either alone or with its advisors, if any, has sufficient knowledge and experience in business and financial matters that it is capable of evaluating the above information and making an informed investment decision with respect thereto.

ii.
Borrower has made available to Lender, its counsel and other advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the Borrower and its representatives, concerning the terms and conditions of this Loan Agreement and access to obtain any information, documents, financial statements, records and books relative to the Borrower and its business.  All materials and information requested by Lender, its counsel and advisors, or others representing Lender, have been made available and examined.

10.           Binding Effect.  This Loan Agreement shall be binding upon, extend to, and inure to the benefit of the heirs, successors, and assigns of the parties hereto, to the officers, directors, employees, partners, agents and representatives of the parties hereto, and to all persons or entities claiming by, through, or under any of the parties hereto.

11.           Authority.  Each of the representatives signing this Loan Agreement on behalf of Lender,  Borrower, AHFP and Dowe, as the case may be, hereby represents and warrants that said representative has the authority to execute and deliver this Loan Agreement and that this Loan Agreement shall be valid, binding, and enforceable in accordance with its terms as to the company, if any, for whom said representative has signed.

12.           Amendments.  This Agreement may be amended only upon the mutual written consent of the parties hereto.

13.           Entire Agreement.  This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.  There are no representations, warranties, undertakings or agreements between the parties with respect to the subject matter of this Agreement except as set forth herein.

14.           Non-Assignability.  Neither of the parties hereto may assign its rights, interests, obligations or liabilities under this Agreement or delegate its duties without the prior written consent of the other party.

15.           Public Announcements.  Sellers and Purchaser shall consult with each other before issuing any press release or otherwise making any public statement relating to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the consent of the other party (which consent shall not be unreasonably withheld or delayed) except as may be required by law.

16.           Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

17.           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York.  Except as otherwise provided in Article 7, all parties to this Agreement hereby submit to the personal and subject matter jurisdiction and venue of the state and federal courts located in the County of New York, State of New York.

18.           Severability.  In the event any term or provision of this Agreement shall be deemed to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability will not affect any other term or provision of this Agreement and the parties shall endeavor to replace the invalid or null and void provision(s) with such which correspond best to the intentions of the parties hereto.

19.           Attorney Fees.  In any action or proceeding arising out of or related to this Loan Agreement, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

20.           Survival.  The parties hereto agree that the representations, warranties, and agreements contained in this Loan Agreement shall survive and remain in full force and effect until the payment of all obligations arising under the Promissory Note.

21.           Counterparts.  This Loan Agreement may be executed simultaneously in two or more counterparts (including by facsimile or other electronic delivery), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.           Notices:  All notices or demands by any party to this Loan Agreement shall be in writing and may be sent by certified mail, return receipt requested.  Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Lender, Borrower, AHFP or Dowe at the respective mailing address stated below or to such other address as Lender, Borrower, AHFP or Dowe may specify in writing.  Any notice so addressed and otherwise delivered shall be deemed given when actually received by the addressee.

If to Borrower:                       Artisanal Cheese LLC
500 West 37th Street, 2nd Floor
New York, New York 10018
Attention:  Daniel W. Dowe, President

If to Lender:	Frederick G. Perkins, III, Trustee
Frederick G. Perkins, III, Declaration of
Trust dated 1995 amended 2007
200 Ocean Lane Drive, Apartment 806
Key Biscayne, Florida 33149

If to Lender's
Affiliate:	Caroline T. Perkins, Trustee
Caroline Trefry Perkins Declaration of
Trust dated 1995 amended 2007
200 Ocean Lane Drive, Apartment 806
Key Biscayne, Florida 33149

If to AHFP:	American Home Food Products, Inc.
c/o Artisanal Cheese LLC
500 West 37th Street, 2nd Floor
New York, New York 10018
Attention:  Daniel W. Dowe, President

If to Dowe:	Daniel W. Dowe
42 Forest Lane
Bronxville, NY 10708

23.           Entire Agreement.  This Loan Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and may not be altered or amended except by written agreement signed by all parties hereto. All prior and contemporaneous agreements concerning the subject matter hereof are merged herein.

[Remainder of Page Intentionally Left Blank]

WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the 22nd day of February, 2010.

Artisanal Cheese, LLC ("Borrower")

By:	/ss/Daniel W. Dowe
Name:	Daniel W. Dowe
Title:	President/CEO

Frederick G. Perkins, III,
Declaration of Trust dated 1995
amended 2007 ("Lender")

/ss/ Frederick G. Perkins, III
Frederick G. Perkins, III, Trustee

Caroline Trefry Perkins Declaration
of Trust dated 1995 amended 2007
("Lender's Affiliate")

/ss/Caroline T. Perkins
Caroline T. Perkins, Trustee

American Home Food Products, Inc.

By:	/ss/Daniel W. Dowe
Name:	Daniel W. Dowe
Title:	President/CEO

/ss/Daniel W. Dowe
Daniel W. Dowe